Exhibit 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Anastasia Mironova, certify that:

1. I have reviewed this amended annual report on Form 10-K/A of Apollo Commercial Real Estate Finance, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2026	By:	/s/ Anastasia Mironova
	Name:	Anastasia Mironova
	Title:	Chief Financial Officer, Treasurer and Secretary